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                                                                     EXHIBIT 3.2

                                     BYLAWS

                            A-FEM MEDICAL CORPORATION

             (fka Athena Medical Corporation, fka Xtramedics, Inc.)

                                    ARTICLE I
                                     OFFICES

         Section 1. The registered office of the corporation shall be in the City of Reno, County of Washoe, State of Nevada. The principal office for the transaction of the business of the corporation shall be in the City of Portland, County of Washington, State of Oregon.

         Section 2. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Election of directors shall take place at the annual meeting of stockholders.

         Section 2. Annual meetings of stockholders shall be held on the first Tuesday of February if not a legal holiday; and if a legal holiday, then on the next secular day following, at 11:00 a.m. at the principal office of the corporation; or at such other date, time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting, stating the place, date and hour of the meeting and the purpose for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of the stockholders, a


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complete list of the stockholders entitled to vote at the meeting, arranged in



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alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any person who has been a stockholder of record for at least six months prior to the demand for such inspection or who holds at least five percent of all outstanding shares of the corporation, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman and shall be promptly called by the chairman, president or secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning at least one-fifth of the shares of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. Holders of one-third of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be presented or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of any statute or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the corporation having voting power held by such stockholder, but no proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein that the proxy is irrevocable and the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Stockholders may not cumulate votes for the election of directors.

         Section 11. Any action, except the election of directors, required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon where present and voted, except as may be otherwise specifically provided by statute or by the certificate of incorporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. The number of directors who shall constitute the Board shall range from a minimum of five members to a maximum of nine members, the specific number to be set by resolution of the Board, provided that the Board may consist of fewer than five directors until vacancies are filled. The number of directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board shall be divided into two classes, hereby designated Class 1


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and 2, said classes to be as equal in number as may be possible. At the 1997 annual meeting of stockholders, the directors of Class 1 shall be elected for a term expiring at the 1998 annual meeting of stockholders and the directors of Class 2 shall be elected for a term expiring at the 1999 annual meeting of stockholders. Commencing in 1998, and at each annual meeting of stockholders thereafter, the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for a term of two years, and each director shall serve for the term he or she was elected or until his or her successor shall have been elected and qualified or until his or her death, resignation, or removal from office. Directors need not be stockholders of the corporation or residents of the State of Nevada.

         Section 2. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term of office continuing only until the next election of the class for which such director shall have been chosen, and until his or her successor shall be elected and qualified.

         Section 3. Any director, whether elected by the stockholders or appointed by the directors, may be removed from office by the vote or written consent of stockholders representing two-thirds of the issued and outstanding stock entitled to voting power.

         Section 4. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 5. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.

         Section 6. The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of stockholders and no notice of such meeting, other than this bylaw, shall be necessary to the newly elected directors in


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order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 8. Special meetings of the Board may be called by the chairman on five days' notice to each director, either personally or by mail, facsimile transmission or telegram; and special meetings shall be promptly called by the chairman, the president or the secretary in like manner and on like notice on the written request of two directors or stockholders owning at least one-fifth of the shares of the corporation issued and outstanding and entitled to vote.

         Section 9. At all meetings of the Board, a majority of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 10. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 11. Unless otherwise restricted by statute, the certificate of incorporation or these bylaws, members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


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                             COMMITTEE OF DIRECTORS

         Section 12. Each committee shall fix its own rules of procedure and shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

         Section 13. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation thereof. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                     NOTICES

         Section 1. Whenever, under the provisions of a statute or of the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile transmission or telegram.

         Section 2. Whenever any notice is required to be given under the provisions of a statute or of the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a chairman, a vice chairman, a president, a secretary and a treasurer. The Board of Directors may also choose one or more vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the articles of incorporation or these bylaws otherwise provide.


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         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chairman, a vice chairman, a president, a secretary and a treasurer.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                   THE CHAIRMAN, THE VICE CHAIRMAN, THE CHIEF
                  EXECUTIVE OFFICER, THE PRESIDENT AND THE VICE
                                    PRESIDENT

         Section 6. The chairman shall preside at all meetings of the stockholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the vice chairman, or in the event of his inability to act, the chairman shall perform the duties of the vice chairman.

         The vice chairman shall review, advise and consult with the officers of the corporation with respect to the day-to-day business operations of the corporation. In the absence of the chairman, or the president, or in the event of the inability of either of the same to act, the vice chairman shall perform the duties of either or both of the same.

         Section 7. The Chief Executive Officer shall be the chief executive officer of the corporation.

         Section 8. The president shall be the chief operating officer of the corporation and shall be responsible for the day-to-day business operations of the corporation. If the chairman and the vice chairman are absent, or if the chairman requests him to do so in writing, the president shall preside at meetings of the stockholders and the Board of Directors.


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         Section 9. Any of the chairman, the vice chairman and the president shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                               THE VICE PRESIDENT

         Section 10. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 11. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary's signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

         Section 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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                     THE TREASURER AND ASSISTANT TREASURERS

         Section 13. The treasurer shall have the custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         Section 14. The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his or her transactions as treasurer of the financial condition of the corporation.

         Section 15. If required by the Board of Directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer's possession or under his or her control belonging to the corporation.

         Section 16. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                             CERTIFICATES OF SHARES

         Section 1. Every holder of shares in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, any two of the following: the chairman, a vice chairman, the president, a vice president, the chief executive officer, the treasurer, an assistant treasurer, the secretary or an assistant secretary of the corporation, certifying that the corporation is organized under the laws of the State of Nevada, the name of the person to whom the certificate is issued, the number and class of shares which the certificate represents, and the par value of the shares so represented.

         Section 2. If the corporation shall be authorized to issue more than one class of shares or more than one series of any class, the powers, designations, preferences and


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relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of shares, provided that in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of shares a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 3. Where a certificate is countersigned: (a) by a transfer agent other than the corporation or its employee; or (b) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 4. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF SHARES

         Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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                               FIXING RECORD DATE

         Section 6. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

                             REGISTERED STOCKHOLDERS

         Section 7. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

                                   ARTICLE VII
                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the shares of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to the laws of the State of Nevada. Dividends may be paid in cash, in property or in shares of the corporation, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


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                                ANNUAL STATEMENTS

         Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officers or such other person or persons as the Board of Directors from time to time designate.

                                   FISCAL YEAR

         Section 5. The fiscal year of the corporation shall end on December 31, unless otherwise determined by the Board of Directors.

                                      SEAL

         Section 6. The corporation may have a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words "Incorporated, Nevada." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                      NEVADA CONTROL SHARE ACQUISITION ACT

         Section 7. The provisions of the Nevada Control Share Acquisition Act, Nevada Revised Statutes ("NRS") 78.378-78.3793, inclusive, shall not apply to any acquisition of a controlling interest in the corporation, with the term "acquisition" defined as provided in NRS 78.3783 and the term "controlling interest" defined as provided in NRS 78.3785.

                                  ARTICLE VIII
                          INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

         Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and


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reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

         Section 4. Any indemnification under Sections 1 and 2, unless ordered by a court or advanced pursuant to Section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:



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         (a)      By the stockholders;

         (b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         Section 5. Expenses incurred by a director or an officer in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         Section 6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executor and administrators of such a person.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the Board of Directors or of the stockholders or at any special meeting of the Board of Directors or of the stockholders, if notice of such alteration, amendment, repeal or adoption or new bylaws be contained in the notice of such meeting of the stockholders or of the Board of Directors. These bylaws may also be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the

         Board of Directors by written consent without a meeting in compliance with the requirements of NRS 78.320(2) and 78.320(3) in the case of a stockholder consent and in compliance with the requirements of NRS 78.315(2) in the case of a consent of the Board of Directors.

                               * * * * * * * * * *



         Adopted: 12/30/86

         Amended: 10/9/87
                  9/29/88
                  9/29/89
                  2/16/94
                  3/24/94
                  6/13/94
                  6/24/94
                  6/13/97
                  11/4/98